Exhibit 99.1

Contacts:	Investors: Ben Palleiko Penwest (203) 796-3750 (877) 736-9378	Media: Caroline Gentile Kekst and Company (212) 521-4800
PENWEST ANNOUNCES $25.1 MILLION PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS
Danbury, Conn., March 6, 2008 — Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced that it has entered into a securities purchase agreement with certain institutional accredited investors with respect to the private placement of 8.14 million units (each unit consisting of one share of common stock of the Company and one warrant to purchase one-half share of common stock) for a purchase price of $3.0825 per unit, or gross proceeds of $25.1 million. An aggregate of 8.14 million shares of common stock and warrants for the purchase of an aggregate of 4.07 million shares of common stock will be issued by the Company upon the closing of the private placement, which is subject to satisfaction of customary closing conditions.
The Company expects that the private placement will result in net proceeds of approximately $23.2 million to the Company, after deducting the placement agent’s fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to fund development of product candidates in its pipeline, including a Phase IIb clinical trial of nalbuphine ER and Phase I trials of A0001, and for working capital and other general corporate purposes.
The securities offered by the Company in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
About Penwest Pharmaceuticals
Penwest is a drug development company dedicated to bringing to the marketplace innovative products that help improve the lives of patients. The Company’s goal is to identify, develop and commercialize prescription products that address unmet medical needs, primarily for diseases of the nervous system. Penwest is currently applying its drug delivery and drug development expertise to a pipeline of potential products that are in various stages of development and that it intends to commercialize independently or through third party alliances.
Penwest Forward-Looking Statement
The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest’s actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include: risks relating to the commercial success of Opana ER and our reliance on Endo for the commercial success of Opana ER; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions; uncertainty of success of collaborations; the timing of clinical trials, such as the Phase IIb trial of nalbuphine ER and the Phase I studies of A0001 referred to above; whether the results of clinical trials will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by Penwest will protect the Company’s products and technology and prevent others from infringing it; actual and potential competition; the need for capital; and other risks as set forth under the caption Risk Factors in Penwest’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2007, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statement made. Penwest disclaims any intention or obligation to update any forward-looking statements.
All trademarks referenced herein are the property of their respective owners.
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